EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-147443) of China Recycling Energy Corporation of our report dated March 28, 2011 relating to the financial statements, which appear in this Form 10-K.

Goldman Kurland Mohidin LLP
Encino, California
March 31, 2011